Exhibit 10.53

AMENDMENT NO. 1 THE EQUITY JOINT VENTURE AGREEMENT

THIS AMENDMENT NO. 1 TO THE EQUITY JOINT VENTURE AGREEMENT (the “Amendment”) IS MADE AS OF THIS DAY OF Apr 6, 2022 (the “Effective Date”), BY AND BETWEEN THE FOLLOWING PARTIES:

Avactis Biosciences, Inc., a corporation duly incorporated and existing under the laws of the State of Nevada with its registration address at 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, USA (hereinafter referred to as “Avactis”),

Arbele Limited, a limited liability company duly incorporated and existing under the laws of Hong Kong with its registration address at Unit 522, Biotech Center 2, 11 Science Park West Avenue, Shatin, N.T., Hong Kong (hereinafter referred to as “Arbele”),

Avalon GloboCare Corp., a corporation duly incorporated and existing under the laws of the State of Delaware with its registration address at 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, USA (hereinafter referred to as “Avalon”); and

Arbele Biotherapeutics Limited, a limited liability company duly incorporated and existing under the laws of Hong Kong with its registration address at Unit 522, Biotech Center 2, 11 Science Park West Avenue, Shatin, N.T., Hong Kong (hereinafter referred to as “Arbele Biotherapeutics”).

W I T N E S S E T H:

WHEREAS, Avactis and Arbele entered into the Equity Joint Venture Agreement dated October 23, 2018 (the “Original Agreement”) for the establishment of AVAR BioTherapeutics Limited (“AVAR”) as an equity joint venture located in the People’s Republic of China as amended by a letter dated January 3, 2019 (the “PRC”) a copy of which is attached hereto as Exhibit A;

WHEREAS, Arbele and Avactis (acting as a shareholder of AVAR) have entered into the Exclusive Patent License Agreement dated January 3, 2019 (the “License Agreement”) a copy of which is attached hereto as Exhibit B;

WHEREAS, Avalon owns 1,000 shares of common stock, $0.0001 par value per share (the “Avactis Common Stock”), of Avactis and is the sole shareholder of Avactis as of the date of this Amendment and immediately prior to closing of the Subscription (as defined in Section 4 below);

WHEREAS, Avactis is a wholly-owned subsidiary of Avalon GloboCare Corp., and Arbele Biotherapeutics is a wholly-owned subsidiary of Arbele Limited;

WHEREAS, Avactis, Arbele, Avalon and Arbele Biotherapeutics intend to amend the Original Agreement and the License Agreement as set forth herein;

WHEREAS, Avactis shall assign all of its rights and interest in the Original Agreement to Avalon, the parent company of Avactis, and Arbele consents to such assignment;

WHEREAS, Arbele shall assign all of its rights and interest in the Original Agreement to Arbele Biotherapeutics, and Avactis consents to such assignment;

WHEREAS, Arbele shall assign all of its rights and interest in the License Agreement to Avactis and all parties consent to such assignment;

WHEREAS, in lieu of establishing a joint venture in the PRC, the parties desire for Arbele Biotherapeutics to invest $668.00 into Avactis in consideration of 668 shares of Avactis Common Stock (the “Avactis Stock”) as that Avactis will become a joint venture in the United States between Avalon and Arbele and, upon closing of the Subscription, Avactis shall be owned as to 60% by Avalon and 40% by Arbele Biotherapeutics;

WHEREAS, Avactis has established Avactis Nanjing Biosciences Ltd.(艾沛克思(南京)生物科技有限公司) (“Avactis Nanjing”), which is a wholly owned foreign entity in PRC with a registered capital of USD3 million. Both Avactis and Avactis Nanjing have not yet commenced any business activities; and

WHEREAS, the parties desire to amend the Original Agreement to implement the aforementioned items.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Original Agreement.

Section 2. Assignments.

(1) Avactis hereby assigns, transfers and sets over to Avalon all of its right, title and interest in and to the Original Agreement and all parties consent to such assignment. Avalon hereby assumes all of Avactis’s obligations under the Original Agreement.

(2) Arbele hereby assigns, transfers and sets over to Arbele Biotherapeutics all of its right, title and interest in and to the Original Agreement and all parties consent to such assignment. Arbele Biotherapeutics hereby assumes all of Arbele’s obligations under the Original Agreement.

Section 3. License Agreement. Subject to the closing of the Subscription, Arbele [and Avalon] shall enter into a new license agreement with Avactis on [the same/similar] terms as the License Agreement.

Section 4. Subscription. Arbele Biotherapeutics hereby subscribes for and agrees to accept from Avactis the Avactis Stock in consideration of $668.00 and Avactis agrees to sell to Arbele Biotherapeutics at a price equal to $1.00 per share of Avactis Stock (the “Subscription”). The purchase price is payable by check or by wire transfer of immediately available funds to Avactis.

Section 5. Amendment to the Original Agreement. The Original Agreement is hereby amended as follows:

(a)	Article 2 of the Original Agreement is hereby amended and restated as follows:

Article 2   The name of the Joint Venture shall be “Avactis Biosciences, Inc.”

(b)	Article 4 of the Original Agreement is hereby amended and restated as follows:

Article 4 The purpose and business scope of the Joint Venture is to research, develop, produce, sell, distribute and generally commercialize CAR-T/CAR-NK/TCR-T/universal cellular immunotherapy globally including the PRC as more fully described in Appendix A.

(c)	Article 16 of the Original Agreement is hereby amended as follows:

Dr. David Jin currently serves as the Chairman of the Board of Directors of Avactis. The following persons shall be appointed to the Board of Avactis to serve together with Dr. Jin until their successors are duly appointed, death or resignation:

Dr. Anthony Chan nominated by Arbele Biotherapeutics

(d)	Article 20 of the Original Agreement is hereby amended and restated as follows:

Dr. Jin currently serves as the Chief Executive Officer, President, Secretary and Treasurer of Avactis. The following persons be, and they hereby are, appointed officers of Avactis to serve in accordance with the By-Laws of Avactis until the meeting of directors of Avactis next following the next annual meeting of shareholders of Avactis and until their successors are appointed or elected and qualify:

Dr. Anthony Chan as the Chief Scientific Officer

Dr. Jin and Mr. Luk shall be considered the Supervisors as such term is defined in the Original Agreement.

(e)	Article 27 of the Original Agreement is hereby amended and restated as follows:

The Chief Executive Officer shall submit accounting reports to Avalon and Arbele Biotherapeutics according to the following schedule:

1.	within the first (1) month of every fiscal year, develop and submit the accounting report unaudited of the last fiscal year; and within the first two (2) months of every fiscal year, develop and submit the accounting report audited of the last fiscal year; and

2.	shall submit the accounting budget of the next year sixty (60) days ahead of the ending of every fiscal year.

(f)	Article 55 of the Original Agreement is hereby amended and restated as follows:

The formation of this Contract, its validity, interpretation, execution and settlement of any dispute arising hereunder shall be governed by the laws of the State of Nevada.

(g)	Article 56 of the Original Agreement is hereby amended and restated as follows:

Any dispute arising from the execution of this Contract shall be settled by the parties through friendly negotiation. In the event the Parties are unable to resolve the dispute through negotiation, the dispute shall be submitted to arbitration with the American Arbitration Association (AAA) located in Los Angeles, California for arbitration in accordance with valid arbitration rules of AAA. The arbitration award shall be final and binding on the Parties.

(h)	Article 58 of the Original Agreement is hereby amended and restated as follows:

English language shall be the uniform language used in office affairs of the Joint Venture.

(i)	Article 59 of the Original Agreement is hereby amended and restated as follows:

Any issue not duly covered in this Contract shall be executed in accordance with provisions set forth in the Laws of the State of Nevada.

(j)	Article 3, Section 6.2, Article 7, Article 9, Article 13(1), Article 17, Article 22, Article 23, Article 24, Article 25, Article 26, Article 31, Article 32, Article 36, Article 37, Article 38, Article 39, Article 40 and Article 61 are hereby deleted.

[signature page follows]

[SIGNATURE PAGE]

Avactis Biosciences, Inc.

Signature:	/s/ David Jin
Name: David Jin, MD, PhD
Title: CEO

Avalon GloboCare Corp.

Signature:	/s/ David Jin
Name: David Jin, MD, PhD
Title: CEO

Arbele Limited

Signature:
Name: John M. Luk, Dr.Med.Sc., EMBA
Title: Chairman

Arbele Biotherapeutics Limited

Signature:	/s/ LEE Kin Man
Name: LEE Kin Man
Title: Director

Appendix A[update]

Joint Venture Purpose and Business Scope

[The Joint Venture is focused on the researching, developing, manufacturing, and commercializing cellular therapy, including (but not limited to) autologous CAR-T, CARNK, TCR-T, as well as allogeneic/universal cell-based immunotherapy for treating cancer patients globally and in China with an initial focus on a RNA-based dual anti-CD19-CD22 candidate (“AVA-011”) which is currently at process development stage at the University of Pittsburgh Medical Center (UPMC). Both parties will work together to ensure the timely completion of cGMP bioprocessing and bioproduction of AVA-011, and proceed to international multi-center clinical studies of AVA-11 for relapsed/refractory hematologic malignancies.

The Joint Venture shall be responsible for:

●	Developing, manufacturing and commercializing autologous and universal CAR-T/ CAR-NK/TCR-T/universal cell-based immunotherapy, with priority in RNA-based gene and cell therapies, in the PRC in full compliance with regulations in the PRC pertaining to cellular immunotherapy;

●	Completion of process development for AVA-011 at UPMC by Q1 2023, and proceed to subsequent IIT/IND clinical studies (clinical sites to be mutually determined by both parties)

●	Developing cellular immunotherapeutics, including but not be limited to, generating, bio-manufacturing, standardizing, and bio-banking of autologous/universal CAR-T/ CARNK/ TCR-T cellular therapeutics;

●	Strategic plan to establish and scale up biomanufacturing of cellular immunotherapeutics at the joint venture facility;

●	Ensuring that the Joint Venture is in full compliance with all PRC regulations, as well as ready for relevant accreditation including but not limited to AABB/FACT/GMP/ISO9001;

●	Recruiting scientists, engineers, clinicians, and management personnel to implement the scope and purpose of the Joint Venture;

●	If necessary, the Joint Venture will engage in fund-raising activities to support its research, development and commercialization programs

A-1